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                                                                Exhibit 23.2
                                                                ------------

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Post-Effective Amendment
No. 2 to the Registration Statement (Form S-8 No. 33-64849) of Analog Devices, Inc. pertaining to the Analog Devices, Inc. Deferred Compensation Plan of our report dated December 3, 1996, with respect to the consolidated financial statements and schedule of Analog Devices, Inc. included in its Annual Report (Form 10-K) for the year ended November 2, 1996, filed with the Securities and Exchange Commission.



                                                         /S/ Ernst & Young LLP

Boston, Massachusetts                                    ERNST & YOUNG LLP
November 10, 1997